UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

TELEFÓNICA, S.A. (Exact Name of Registrant as Specified in Its Charter)	TELEFÓNICA EMISIONES, S.A.U. (Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain (Jurisdiction of Incorporation or Organization)	Kingdom of Spain (Jurisdiction of Incorporation or Organization)

n/a (IRS Employer Identification No.)	n/a (IRS Employer Identification No.)

Gran Via, 28 Madrid, Spain (Address of Principal Executive Offices)	Gran Via, 28 Madrid, Spain (Address of Principal Executive Offices)

28013 (Zip Code)	28013 (Zip Code)

If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the
Exchange Act and is effective pursuant to
General Instruction A.(c), please check the
following box. ☒	If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to
General Instruction A.(d), please check the
following box. ☐
Securities Act registration statement file number to which this form relates: 333-133251
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each class is to
to be so registered	be registered

Floating Rate Senior Notes due 2009 of	New York Stock Exchange
Telefónica Emisiones, S.A.U.

Fixed Rate Senior Notes due 2011 of	New York Stock Exchange
Telefónica Emisiones, S.A.U.

Fixed Rate Senior Notes due 2016 of	New York Stock Exchange
Telefónica Emisiones, S.A.U.

Fixed Rate Senior Notes due 2036 of	New York Stock Exchange
Telefónica Emisiones, S.A.U.

(and the Guarantee by Telefónica, S.A. related thereto)

     Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1.     Description of Registrants’ Securities to be Registered
     The securities to be registered hereby are (i) the Floating Rate Senior Notes due 2009 of Telefónica Emisiones, S.A.U. (“Emisiones”) (the “Floating Rate Notes”); (ii) the Fixed Rate Senior Notes due 2011 of Emisiones (the “Five-Year Fixed Rate Notes”); (iii) the Fixed Rate Senior Notes due 2016 of Emisiones (the “Ten-Year Fixed Rate Notes”); (iv) the Fixed Rate Senior Notes due 2036 of Emisiones (the “Thirty-Year Fixed Rate Notes” and together with the Floating Rate Notes, the Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes, the “Notes”); and (v) the Guarantee by Telefónica, S.A. related to the Notes (the “Guarantee”). For a description of the Notes and the Guarantee to be registered hereunder, reference is made to the information under the heading “Description of the Notes and the Guarantee” on pages S-28 through S-46 of the Registrants’ Prospectus Supplement filed under Rule 424(b), dated June 9, 2006, relating to the Registrants’ Registration Statement on Form F-3 (File No. 333-133251) (the “Prospectus Supplement”), as supplemented by the information under the heading “Risk Factors—Risks Relating to the Notes” on pages S-22 through S-25 of the Prospectus Supplement, which information is incorporated hereby by reference and made part of this Registration Statement.
Item 2.     Exhibits
4.1	Form of Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and JPMorgan Chase Bank, N.A., as Trustee, dated as of June 20, 2006 (incorporated by reference to Exhibit 4.1 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006)

4.2	Form of First Supplemental Indenture for the Floating Rate Senior Notes Due 2009 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and JPMorgan Chase Bank, N.A., as Trustee, Paying Agent and Calculation Agent, dated as of June 20, 2006 (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006)

4.3	Form of Second Supplemental Indenture for the Fixed Rate Senior Notes Due 2011 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and JPMorgan Chase Bank, N.A., as Trustee and Paying Agent, dated as of June 20, 2006 (incorporated by reference to Exhibit 4.3 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006)

4.4	Form of Third Supplemental Indenture for the Fixed Rate Senior Notes Due 2016 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and JPMorgan Chase Bank, N.A., as Trustee and Paying Agent, dated as of June 20, 2006 (incorporated by reference to Exhibit 4.4 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006)

4.5	Form of Fourth Supplemental Indenture for the Fixed Rate Senior Notes Due 2036 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and JPMorgan Chase Bank, N.A., as Trustee and Paying Agent, dated as of June 20, 2006 (incorporated by reference to Exhibit 4.5 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006)

4.6	Form of Security Certificate representing the Floating Rate Senior Notes Due 2009 (included in Exhibit 4.2)

4.7	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2011 (included in Exhibit 4.3)

4.8	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2016 (included in Exhibit 4.4)

4.9	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2036 (included in Exhibit 4.5)

4.10	Form of Guarantee by Telefonica, S.A., dated June 20, 2006 (incorporated by reference to Exhibit 4.10 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006)

99.1	Registrants’ Prospectus Supplement, dated June 9, 2006 (incorporated by reference to the Registrants’ filing under Rule 424(b), dated June 13, 2006)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
     Dated: June 20, 2006

Telefónica Emisiones, S.A.U. (Registrant)
By:	/s/ Miguel Escrig Meliá
	Name:	Miguel Escrig Meliá
	Title:	Director (Administrador Solidario)

Telefónica, S.A. (Registrant)
By:	/s/ Eduardo Alvarez Gómez
	Name:	Eduardo Alvarez Gómez
	Title:	Director of Finance and Documentation

EXHIBIT INDEX

Exhibit
Number	Exhibit
4.1	Form of Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and JPMorgan Chase Bank, N.A., as Trustee, dated as of June 20, 2006 (incorporated by reference to Exhibit 4.1 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006)

4.2	Form of First Supplemental Indenture for the Floating Rate Senior Notes Due 2009 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and JPMorgan Chase Bank, N.A., as Trustee, Paying Agent and Calculation Agent, dated as of June 20, 2006 (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006)

4.3	Form of Second Supplemental Indenture for the Fixed Rate Senior Notes Due 2011 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and JPMorgan Chase Bank, N.A., as Trustee and Paying Agent, dated as of June 20, 2006 (incorporated by reference to Exhibit 4.3 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006)

4.4	Form of Third Supplemental Indenture for the Fixed Rate Senior Notes Due 2016 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and JPMorgan Chase Bank, N.A., as Trustee and Paying Agent, dated as of June 20, 2006 (incorporated by reference to Exhibit 4.4 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006)

4.5	Form of Fourth Supplemental Indenture for the Fixed Rate Senior Notes Due 2036 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and JPMorgan Chase Bank, N.A., as Trustee and Paying Agent, dated as of June 20, 2006 (incorporated by reference to Exhibit 4.5 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006))

4.6	Form of Security Certificate representing the Floating Rate Senior Notes Due 2009 (included in Exhibit 4.2)

4.7	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2011 (included in Exhibit 4.3)

4.8	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2016 (included in Exhibit 4.4)

4.9	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2036 (included in Exhibit 4.5)

4.10	Form of Guarantee by Telefonica, S.A., dated June 20, 2006 (incorporated by reference to Exhibit 4.10 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006)

99.1	Registrants’ Prospectus Supplement, dated June 9, 2006 (incorporated by reference to the Registrants’ filing under Rule 424(b), dated June 13, 2006)

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